Exhibit 10.78

FORM OF NORWEGIAN CRUISE LINE HOLDINGS LTD.

AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [_____________] by and between Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), and [Name] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan (the “Plan”), the Company has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of restricted  share units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant.  Subject to the terms of this Agreement, the Company hereby grants to the Participant  an  Award with respect to an aggregate target number of [__________] restricted share units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Share Units”).  As used herein, the term “share unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Ordinary Share of the Company (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement.  The Share Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Share Units vest pursuant to Section 3.  The Share Units shall not be treated as property or as a trust fund of any kind.

3. Vesting.  Subject to Section 8 and the paragraphs in this Section below, the Award shall vest and become nonforfeitable upon, and subject to, the achievement of the performance hurdles and applicable time-based vesting requirements described in Annex A.  The Administrator shall determine whether the applicable performance hurdles have been achieved, and the vesting of the Share Units is subject to the Administrator’s determination.    If the Participant is a party to an employment or similar agreement with the Company or any Subsidiary that includes provisions addressing the vesting of equity awards, the Award shall also become vested as provided in such agreement (including, without limitation, in connection with certain qualifying terminations of the Participant’s employment and/or qualifying change in control transactions). Any portion of the Award that is not considered eligible to vest following the end of the applicable Performance Period as a result of performance results for the Performance Period, all as determined in accordance with Annex A, shall terminate and be forfeited effective as of the end of the Performance Period.

Upon a termination of the Participant’s employment with the Company by the Company due to Participant’s death or disability, Participant will vest in a pro-rata portion of the target number of Share Units specified in Section 2 (“Target Shares”) that are then outstanding and unvested. The pro-rata portion will be calculated as follows: (Target Shares ÷ number of days from Award Date to original vesting date specified in Annex A (including both beginning and end date)) x number of days from the Award Date to the date of termination due to death or disability. Any partial shares will be rounded down to the nearest whole share. Disability as used in this paragraph shall mean a physical or mental impairment which, as reasonably determined by the Company, renders Participant unable to perform the essential functions of Participant’s employment with the Company, even with a reasonable accommodation that does not impose an undue hardship on the Company, for more than 90 days in any 180-day period, unless a longer period is required by federal, state or local law, in which case that longer period would apply.

4. Continuance of Employment/Service.  Except as provided in Section 3, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Except as provided in Section 3, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits.  Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units.  The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Share Units and any Ordinary Shares underlying or issuable in respect of such Share Units until such Ordinary Shares are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such Ordinary Shares underlying or issuable in respect of such Share Units.

(b) Dividend Equivalent Rights Distributions.  As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Participant with an additional number of Share Units equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of Share Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of an Ordinary Share on the date of payment of such dividend.  Any Share Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Share Units to which they relate.  No crediting of Share Units shall be made pursuant to this Section 5(b) with respect to any Share Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 3 or Section 8.

6. Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof (until such shares underlying the Award have been issued) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Share Units.  On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Participant a number of whole Ordinary Shares (with any fractional shares rounded down), either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion, equal to the number of Share Units subject to this Award that vest on the applicable vesting date, unless such Share Units terminate prior to the given vesting date pursuant to Section 3 or Section 8. To the extent required to comply with the short-term deferral exception under Section 457A of the Code, in the event the Participant becomes entitled to vest in any Share Units pursuant to an employment or similar agreement with the Company or any Subsidiary that includes provisions permitting performance-based equity awards to remain outstanding and eligible to vest following a qualifying termination of employment that occurs in the [2020 calendar year, the Company shall deliver a number of Ordinary Shares equal to its best estimate of the number of vested Share Units prior to the end of the 2021 calendar year].  The  Company’s obligation to deliver Ordinary Shares or otherwise make payment with respect to vested Share Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Share Units deliver to the Company any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.  The Participant shall have no further rights with respect to any Share Units that are paid or that terminate pursuant to Section 3 or Section 8.

8. Effect of Termination of Employment or Service.    Except as provided in Section 3, the Participant’s Share Units shall terminate and be forfeited to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Company or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Company or a Subsidiary, whether voluntarily or involuntarily.  If any unvested Share Units are terminated hereunder, such Share Units shall automatically terminate and be forfeited as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Company’s shares contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such Ordinary Share), the Administrator shall make adjustments in accordance with such section in the number of Share Units then outstanding and the number and kind of securities that may be issued in respect of the Award.  No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).  Each of the performance hurdles referred to in Section 3 shall also be subject to equitable and proportionate adjustment under Section 7.1 of the Plan.

10. Tax Withholding.  Subject to Section 8.1 of the Plan, upon any distribution of Ordinary Shares in respect of the Share Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any applicable withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at any applicable withholding rates.  In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Share Units, the Company (or a  Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11. Notices.  Any notice to be given under the terms of this Agreement shall be in writing or any electronic form approved by the General Counsel and addressed to the Company at its principal office to the attention of the General Counsel or to any designee approved by the General Counsel, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter properly designate to the other.  Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Company, shall be deemed to have been duly given by the Company when sent to the last physical or email address reflected on the Company’s records.

12. Plan.  The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference.  The Participant agrees to be bound by the terms of the Plan and this Agreement.  The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Share Units, and rights no greater than the right to receive the Ordinary Shares as a general unsecured creditor with respect to Share Units, as and when payable hereunder.

15. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Bermuda without regard to conflict of law principles thereunder.

18. Section 409A and 457A.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A or 457A of the Code.  This Agreement shall be construed and interpreted consistent with that intent.  If the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Participant’s “separation from service” (within the meaning of Section 409A of the Code), the Participant shall not be entitled to any payment pursuant to Section 7 until the earlier of (i) the date which is six (6) months after the Participant’s separation from service for any reason other than death, or (ii) the date of the Participant’s death. The provisions of this Section shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.

19. Clawback Policy.  The Share Units are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Share Units or any Ordinary Shares or other cash or property received with respect to the Share Units (including any value received from a disposition of the shares acquired upon payment of the Share Units).

20. No Advice Regarding Grant.  The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Share Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award).  Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award.  Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

NORWEGIAN CRUISE LINE HOLDINGS LTD., a Bermuda Company By:__________________________________ Print Name:___________________________ Its:__________________________________	PARTICIPANT ___________________________________ Signature ____________________________________ Print Name

Annex A

Performance Hurdles

[Insert Performance Vesting Terms.]

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